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Exhibit 10.7

STOCK PLEDGE AGREEMENT

    THIS STOCK PLEDGE AGREEMENT is made and entered into as of the 12th day of July, 2001, by and among UNOVA, INC., a Delaware corporation, UNOVA INDUSTRIAL AUTOMATION SYSTEMS, INC., a Delaware corporation, INTERMEC TECHNOLOGIES CORPORATION, a Washington corporation (each individually a "Pledgor" and collectively the "Pledgors"), and SPECIAL VALUE INVESTMENT MANAGEMENT, LLC, a California Limited Liability Company, (the "Agent") on behalf of certain "Lenders".

WITNESSETH:

    WHEREAS, Pledgor owns all of the shares of the capital stock of those corporations described on Exhibit "A" attached hereto and made a part hereof (hereinafter the "Corporations");

    WHEREAS, pursuant to that certain Loan Agreement dated as of the date hereof by and among Pledgor, UNOVA Industrial Automation Systems, Inc., a Delaware corporation, R & B Machine Tool Company, a Michigan corporation, J.S. McNamara Company, a Michigan corporation, M M & E, Inc., a Nevada corporation, Intermec IP Corp., a Delaware corporation, and Unova IP Corp., a Delaware corporation (each individually a "Grantor" and all collectively the "Grantors"), Agent and Lenders (including all annexes, exhibits and schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the "Loan Agreement"), Lenders have agreed to make the Loans and issue Letters of Credit on behalf of the Grantors;

    WHEREAS, for purposes of this Stock Pledge Agreement, the term "Loan Documents" means this Stock Pledge Agreement and all of the Loan Documents as defined in the Loan Agreement;

    WHEREAS, pursuant to the terms of the Loan Agreement and in order to induce Lenders to make loans under the Loan Agreement, Agent and Lenders require and each Pledgor is willing to pledge said stock to Agent and Lenders pursuant to this Agreement; and

    WHEREAS, the amount of the Obligations secured by the Restricted Collateral described herein shall not exceed $110,000,000, which amount was determined by UNOVA, Inc. to be the amount of Debt (as defined in the Indenture) secured by Restricted Collateral that is, on the date hereof, available to be incurred under Section 1008 of the Indenture without requiring UNOVA, Inc. or its domestic Subsidiaries to grant to the holders of the Existing Senior Notes (as defined in the Loan Agreement) equal and ratable liens in the Restricted Collateral;

    NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant, agree, represent and warrant as follows:

    1.  Capitalized Terms.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Security Agreement of even date herewith by and among the Grantors, Agent and Lenders (as amended, restated, supplemented or otherwise modified, the "Security Agreement"). This Agreement is in all respects subject to the terms of the Security Agreement, and the rights of Agent are also subject to the terms of that certain Intercreditor Agreement of even date herewith by and between Agent and Bank of America, N.A (together with its successors and assigns, "Bank of America").

    2.  Deposit and Pledge of Shares.

      (a) Contemporaneously with the execution of this Stock Pledge Agreement and subject to Section 2(c) below, each Pledgor has deposited with Bank of America, for the benefit of the lenders under the Bank Credit Agreement (the "Credit Agreement Lenders") and (for so long as any portion of the Total Facility (as defined in the Bank Credit Agreement) shall remain in place) the Lenders, and hereby pledges and assigns to Agent, and grants to Agent for the benefit of Lenders a security interest in one hundred percent (100%) of the stock of the Corporations more fully described on Exhibit "A" attached hereto and incorporated herein by reference thereto (the "Stock") as security for the payment and performance of the Obligations to Agent and Lenders under the Loan Agreement until such time as all such payments and performance have been duly completed and satisfied. In the event that there shall be any obligations (other than contingent obligations) of the Pledgors under the Loan Agreement outstanding after such time as the Total Facility shall cease to be in effect, each Pledgor shall deposit the Stock with the Agent for the benefit of the Lenders.

      (b) The term "Stock" also includes the following, which each Pledgor hereby pledges and assigns to Agent for the benefit of Lenders: (i) the certificates representing the Stock and any interest of any Pledgor in the entries on the books of any financial intermediary pertaining to the Stock, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Stock; (ii) all new shares of capital stock or securities created in respect of the Stock whether by stock split, stock dividend, merger, consolidation or otherwise, and all securities convertible into and warrants, options and other rights to purchase or otherwise acquire, stock of any issuer of the Stock from time to time acquired by any Pledgor in any manner (which shares shall be deemed to be part of the Stock), the certificates or other instruments representing such additional shares, securities, warrants, options or other rights and any interest of any Pledgor in the entries on the books of any financial intermediary pertaining to such additional shares, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional shares, securities, warrants, options or other rights; and proceeds of all or any of the property described in Section 2(a) and this Section 2(b).

      (c) Notwithstanding Section 2(a) above or any contrary provision of this Agreement, the aggregate amount of Obligations secured by Restricted Collateral shall not at any time exceed the result of (a) $110,000,000, minus (b) the amount of proceeds theretofore received by the Agent as a result of the taking of any Enforcement Action by Agent with respect to Restricted Collateral and applied to reduce the aggregate amount of the Obligations outstanding. "Restricted Collateral" means (1) all capital stock issued by a Restricted Subsidiary (as defined in the Indenture) and pledged to the Agent, and all Debt of a Restricted Subsidiary owed directly to Parent or a Restricted Subsidiary, and all of the rights and privileges of any Grantor with respect thereto, and all income and profits thereon, and all interest, dividends and other payments and distributions with respect thereto, (2) any Operating Property (as defined in the Indenture) included in the Collateral (as defined in the Security Agreement) and (3) all proceeds of the foregoing. "Enforcement Action" means, with respect to any Collateral of any Lender, repossessing, selling, leasing or otherwise disposing of all or any part of such Collateral, or exercising notification or collection rights with respect to all or any portion thereof, or attempting or agreeing to do so; accelerating the debt secured by such Collateral commencing the enforcement with respect to such Collateral; of any of the default remedies under any of the applicable agreements or documents of such Lender, the UCC or other applicable laws; commencing a lawsuit or an involuntary bankruptcy proceeding against a Grantor; or appropriating, setting off or applying any part or all of such Collateral in the possession of, or coming into the possession of, such Lender or its agent or bailee, to such Lender's claim. "Indenture" means the Indenture dated as of March 11, 1998 between UNOVA, Inc. and The First National Bank of Chicago, as trustee.

    3.  Voting and Ownership of Shares.  So long as no Event of Default has occurred and is continuing under the Loan Agreement, each Pledgor shall be entitled to (i) vote its respective Stock, and (ii) receive all income and proceeds thereof. Upon the occurrence and during the continuance of any Event of Default under the Loan Agreement, Agent shall, upon ten (10) days written notice to each of the Pledgors, be entitled to exercise all voting rights and privileges whatsoever with respect to the Stock until the Obligations are paid in full, including without limitation, voting the Stock to remove the directors and officers of the Corporation or any of them, and to elect new directors and officers of the Corporation who shall thereafter manage the affairs of the Corporation, operate its respective properties and carry on its respective businesses and otherwise take any action with respect thereto as they shall deem necessary and appropriate.

    4.  Maintenance of Priority of Pledge.  Each Pledgor shall be liable for and shall from time to time pay and discharge all taxes, assessments and governmental charges imposed upon the Stock by any federal, state or local authority, the liens of which would or might be held prior to the right of Agent in and to the Stock. Each Pledgor shall execute and deliver such further documents and take such further actions as may be reasonably required or deemed advisable by Agent to confirm the rights of Agent in and to the Stock or otherwise to effectuate the intention of this Stock Pledge Agreement.

    5.  Events of Default.  Any "Event of Default" as defined in the Loan Agreement shall be deemed an Event of Default hereunder.

    6.  Remedies Upon Event of Default.

      (a) Upon the occurrence and during the continuance of any Event of Default, Agent and Lenders shall have the following rights and remedies, in addition to all other rights and remedies provided under the Loan Agreement and the Loan Documents or by law or at equity, all of which shall be cumulative and may be exercised from time to time, either successively or concurrently:

         (i) To declare this Stock Pledge Agreement immediately in default and to sell the Stock or any portion thereof, from time to time upon ten (10) days prior written notice to each Pledgor of the time and place of sale (which notice each Pledgors hereby agrees is commercially reasonable), for cash or upon credit or for future delivery (each Pledgor hereby waives all rights, if any, of marshaling the Stock and any other security for the payment of the sums owed by any of the Pledgors to Lender) and at the option and in the complete discretion of Agent, either:

        (A) at a public sale or sales, including a sale at any broker's board or exchange; or

        (B) at a private sale or sales.

    Agent may bid for and acquire the Stock or any portion thereof at any public sale, free from any redemption rights of the Corporation, and in lieu of paying cash therefor, may make settlement for the selling price of the Stock or any part thereof by crediting upon the payment of the Obligations under the Loan Agreement and the Loan Documents, the net selling price of the Stock, after deducting all of Agent's reasonable costs and expenses of every kind and nature therefrom, including Agent's reasonable attorneys' fees incurred in connection with realizing upon the Stock. From time to time Agent may, but shall not be obligated to, postpone the time of any proposed sale of any of the Stock which has been the subject of a notice as provided above, and also, upon such notice to each Pledgor as may be required by applicable law, if any, may change the time and place of such sale.

        (ii) To exercise all rights of a secured party under the Uniform Commercial Code and all other applicable laws.

      (b) In the case of any sale by Agent of the Stock or any portion thereof on credit or for future delivery, which may be elected at the option and in the complete discretion of Agent, the

  Stock so sold may, at Agent's option, either be delivered to the purchaser with proper security retained therefor reasonably satisfactory to Agent or retained by Agent until the selling price is paid by the purchaser, but in either event, neither Agent nor any Lender shall incur liability in case of failure of the purchaser to take up and pay for the Stock so sold. In case of any such failure, such Stock may again be sold by Agent in the manner provided for in this Stock Pledge Agreement.

      (c) After deducting all of its costs and expenses of every kind, including without limitation, legal fees and registration fees and expenses, if any, in connection with the sale of the Stock, Agent shall apply the residue of the proceeds of any sale or sales of the Stock to the Obligations under the Loan Agreement and the other Loan Documents in accordance with the Loan Agreement. Neither Agent nor any Lender shall incur any liability as a result of the sale of the Stock at any private sale or sales, and each Pledgor hereby waives any claim arising by reason of the fact that the price or prices for which the Stock or any portion thereof is sold at such private sale or sales is less than the price that would have been obtained at a public sale or sales or is less than the amounts due under the Loan Agreement and the Loan Documents, even if Agent accepts the first offer received and does not offer the Stock or any portion thereof to more than one offeree.

      (d) Each Pledgor hereby acknowledges and confirms that Agent may be unable to effect a public sale of any or all of the Stock by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obligated to agree, among other things, to acquire any shares of the Stock for their own respective accounts for investment and not with a view to distribution or resale thereof. Each Pledgor further acknowledges and confirms that any such private sale may result in prices or other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner, and Agent shall be under no obligation to take any steps in order to permit the Stock to be sold at a public sale. Agent shall not be under any obligation to delay a sale of any of the Stock for any period of time necessary to permit any issuer thereof to register such Stock for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws.

    7.  No Waiver.  The undertakings of each Pledgor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any exercise or nonexercise, or any waiver by Agent or any Lender of any right, remedy, power or privilege under the Loan Agreement or the Loan Documents, (b) any amendment to or modification of the Loan Agreement or the Loan Documents, or (c) the release or discharge or termination of any security or guarantee for any of the Obligations under the Loan Agreement or the Loan Documents, whether or not each Pledgor shall have notice or knowledge of any of the foregoing. Agent's prior recourse to any part or all of the Collateral under the Loan Agreement or the Loan Documents shall not constitute a condition of any demand, suit or proceeding for payment or collection of the Obligations under the Loan Agreement or the Loan Documents. No act, failure or delay by Agent shall constitute a waiver of Agent of its rights and remedies hereunder or otherwise. No single or partial waiver by Agent of any default or right or remedy that it may have shall operate as a waiver of any other default, right or remedy or of the same default, right or remedy on a future occasion. Each Pledgor waives to the maximum extent permitted by applicable law presentment, notice of dishonor and protest, notice of intent to accelerate and notice of acceleration of all instruments included in or evidencing any of the Obligations under the Loan Agreement or the Loan Documents, and any and all other notices and demands whatsoever.

    8.  Notices.  Except as otherwise provided herein, all notices, demands and requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, (b) four (4) days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified as follows:

If to the Agent or to the Bank:
Special Value Investment Management, LLC
11100 Santa Monica Boulevard, Suite 210
Los Angeles, California 90025
Attention: Mark Holdsworth
Telecopy No.: (310) 566-1010
If to the Pledgors:
c/o UNOVA, Inc.
21900 Burbank Boulevard
Woodland Hills, California 91367
Attention: Treasurer
Telecopy No.: (818) 992-2627

or to such other address as each party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

    9.  GOVERNING LAW.  THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION OF THIS STOCK PLEDGE AGREEMENT AND THE RIGHTS AND REMEDIES AND DUTIES OF THE PARTIES HEREUNDER.

    10.  Successors and Assigns.  This Stock Pledge Agreement shall bind each Pledgor, and its successors and assigns, and shall inure to the benefit of Agent and Lenders, and their successors and assigns.

    11.  Time of Essence.  Time shall be of the essence in the performance of the obligations of each of the Pledgors hereunder.

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    IN WITNESS WHEREOF, the parties hereto have executed this Stock Pledge Agreement as of the day, month and year first above written.

PLEDGORS:
UNOVA, INC.
By:	/s/ ELMER C. HULL JR.
Name: Elmer C. Hull Jr.
Title: Vice President and Treasurer
UNOVA INDUSTRIAL AUTOMATION SYSTEMS, INC.
By:	/s/ ELMER C. HULL JR.
Name: Elmer C. Hull Jr.
Title: Vice President and Treasurer
INTERMEC TECHNOLOGIES CORPORATION
By:	/s/ ELMER C. HULL JR.
Name: Elmer C. Hull Jr.
Title: Vice President and Treasurer
AGENT:
SPECIAL VALUE INVESTMENT MANAGEMENT, LLC
By: /s/ MARK HOLDSWORTH

Name: MARK HOLDSWORTH

Title: MEMBER

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STOCK PLEDGE AGREEMENT
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